Exhibit 99.2

Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated financial statements and related notes present the historical consolidated balance sheet and statements of earnings of the Company adjusted to reflect the Company’s acquisition of 45% of the issued and outstanding share capital of Alliance Boots GmbH (“Alliance Boots”), in exchange for $4.0 billion in cash and 83.4 million shares of Walgreens common stock (the “first step transaction”) and certain related financing transactions (together with the first step transaction, referred to as the “Transaction”). The pro forma adjustments related to the Transaction include:

•

the consideration paid in the first step transaction, which includes both the 45% investment in Alliance Boots and the Company’s right, but not the obligation, to acquire the remaining 55% interest in Alliance Boots (the “call option”), pursuant to the Purchase and Option Agreement dated June 18, 2012, by and among the Company, Alliance Boots and AB Acquisitions Holdings Limited (the “Purchase and Option Agreement”);

•	the impact of preliminary fair value adjustments to the underlying assets and liabilities of Alliance Boots;
•

the conversion of the Alliance Boots financial information from the applicable International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) to the generally accepted accounting principles in the United States (“US GAAP”) and the translation of British pounds sterling to US dollars;

•

the impact of the borrowings under the unsecured 364-Day Bridge Term Loan Agreement, dated as of July 23, 2012, described in our From 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2012 (the “bridge term loan”) used to fund the first step transaction; and

•

the removal of results of Galenica Ltd. (“Galenica”) and related amounts from the Alliance Boots historical financial statements; the Company’s initial investment and the call option excludes Alliance Boots’ interest in Galenica, and the Company will not have any risks and rewards nor share in the profits of Galenica.

The pro forma adjustments related to the Transaction do not reflect the offering of long-term debt financing or the use of any proceeds in connection therewith (including, without limitation, repayment of the bridge term loan). Moreover, the unaudited pro forma consolidated financial information does not assume the exercise of the call option and accordingly does not give effect to the acquisition of the remaining 55% of Alliance Boots.

The unaudited pro forma consolidated balance sheet gives effect to the Transaction as if it had occurred on May 31, 2012. The unaudited pro forma consolidated statements of earnings for the nine months ended May 31, 2012 and for the year ended August 31, 2011, give effect to the Transaction as if it had occurred on September 1, 2010, the first day of the Company’s 2011 fiscal year.

The unaudited pro forma consolidated financial information included herein is derived from the Company’s historical financial statements and those of Alliance Boots and is based on certain assumptions that we believe to be reasonable, which are described in the notes below. We have not completed a final valuation analysis necessary to determine the fair market values of all of Alliance Boots’ assets and liabilities or the allocation of our purchase price between the investment and the call option. As described in note 3 below, the unaudited pro forma consolidated financial information includes a preliminary allocation of the purchase price to reflect the fair value of those assets and liabilities.

The Company’s fiscal year ends on August 31 and the Alliance Boots fiscal year ends on March 31. As the fiscal years differ by more than 93 days, financial information for Alliance Boots for the twelve month period ended September 30, 2011 and the nine months ended June 30, 2012 has been used in preparation of the pro forma financial statements. The Alliance Boots financial information for the twelve month period ended September 30, 2011 was derived by adding the unaudited consolidated income statement of Alliance Boots for the six month period ended September 30, 2011 to the audited consolidated income statement of Alliance Boots for the year ended March 31, 2011 and deducting the unaudited consolidated income statement of Alliance Boots for the six months ended September 30, 2010. The Alliance Boots financial information for the nine months ended June 30, 2012 was derived by adding the unaudited consolidated income statement of Alliance Boots for the three months ended June 30, 2012 to the audited consolidated income statement of Alliance Boots for the year ended March 31, 2012 and deducting the unaudited consolidated income statement of Alliance Boots for the six months ended September 30, 2011.

The unaudited pro forma consolidated statement of earnings for the nine months ended May 31, 2012, includes the unaudited consolidated statement of earnings of the Company for the nine months ended May 31, 2012, as adjusted to include the equity in earnings of Alliance Boots for the nine months ended June 30, 2012 and the impacts of the Transaction. The unaudited pro forma consolidated statement of earnings for the fiscal year ended August 31, 2011, includes the audited consolidated statement of earnings of the Company for the year ended August 31, 2011, as adjusted to include equity in earnings of Alliance Boots for the twelve months ended September 30, 2011 and the impacts of the Transaction.

Unaudited Pro Forma Consolidated Financial Statements

The historical financial information of Alliance Boots was prepared in accordance with IFRS and prepared in British pounds sterling. The unaudited pro forma financial statements include adjustments to convert the financial statements of Alliance Boots from IFRS to US GAAP and to translate the British pounds sterling amounts into US dollars.

The unaudited pro forma consolidated financial statements reflect adjustments to give effect to pro forma events that are (1) directly attributable to the Transaction, (2) factually supportable, and (3) with respect to the statements of earnings, expected to have a continuing impact on the combined results. The unaudited pro forma consolidated financial information should be read in conjunction with the accompanying notes to the unaudited pro forma consolidated financial statements. In addition, the unaudited pro forma financial statements and notes thereto should be read in conjunction with (1) the Company’s audited consolidated financial statements for the year ended August 31, 2011, the Company’s unaudited consolidated financial statements for the nine months ended May 31, 2012, and the notes relating thereto, the discussion under “Part II – Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2011 and the discussion under “Part I – Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2012, as amended, and (2) the audited consolidated financial statements of Alliance Boots for the years ended March 31, 2012, March 31, 2011 and March 31, 2010, and the notes relating thereto, contained in the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2012, as amended by the Company’s Form 8-K/A filed with the SEC on September 10, 2012.

The unaudited pro forma consolidated financial information is not intended to represent or be indicative of what the combined company’s financial position or results of operations actually would have been had the Transaction been completed as of the dates indicated. In addition, the unaudited pro forma consolidated financial information does not purport to project the future financial position or operating results of the combined company. The unaudited pro forma consolidated financial statements do not include the impacts of any revenue, cost or other operating synergies that may result from the investment in Alliance Boots or any related one-time Transaction costs. One-time Transaction related costs of $84 million for financing, legal and other professional services were incurred through August 31, 2012 and additional costs are expected in fiscal 2013.

Walgreen Co. and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

As of May 31, 2012

(In US $ millions)

	Walgreen Co.	Equity Investment in Alliance Boots (Note 1)		Effects of Transaction (Note 5)	Pro Forma Consolidated
Assets
Current Assets:
Cash and cash equivalents	$1,995	$(4,025	) 1a	$3,000	$970
Accounts receivable, net	2,294	-		-	2,294
Inventories	7,004	-		-	7,004
Other current assets	277	-		-	277

Total Current Assets	11,570	(4,025)		3,000	10,545

Non-Current Assets:
Property and equipment, at cost, less accumulated depreciation and amortization	11,790	-		-	11,790
Goodwill	2,168	-		-	2,168
Investment in Alliance Boots	-	6,140	1b	-	6,140
Option to acquire remaining interest in Alliance Boots	-	866	1c	-	866
Other non-current assets	1,671	-		-	1,671

Total Non-Current Assets	15,629	7,006		-	22,635

Total Assets	$27,199	$2,981		$3,000	$33,180

Liabilities & Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$13	$-		$3,000	$3,013
Trade accounts payable	4,433	-		-	4,433
Accrued expenses and other liabilities	2,851	-		-	2,851
Income taxes	204	-		-	204

Total Current Liabilities	7,501	-		3,000	10,501

Non-Current Liabilities:
Long-term debt	2,387	-		-	2,387
Deferred income taxes	368	-		-	368
Other non-current liabilities	1,903	-		-	1,903

Total Non-Current Liabilities	4,658	-		-	4,658

Commitments and Contingencies
Shareholders’ Equity:
Preferred stock	-				-
Common stock	80	-	1d	-	80
Paid-in capital	881	78	1d	-	959
Employee stock loan receivable	(32)	-		-	(32)
Retained earnings	20,064	-		-	20,064
Accumulated other comprehensive income	15	-		-	15
Treasury stock, at cost	(5,968)	2,903	1d	-	(3,065)

Total Shareholders’ Equity	15,040	2,981		-	18,021

Total Liabilities and Shareholders’ Equity	$27,199	$2,981		$3,000	$33,180

See accompanying notes to the unaudited pro forma consolidated financial statements.

Walgreen Co. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Earnings

For the Nine Months Ended May 31, 2012

(In US $ millions, except for per share data)

	Walgreen Co.	Equity Investment in Alliance Boots (Note 2)		Effects of Transaction		Pro Forma Consolidated
Net sales	$54,560	$-		$-		$54,560
Cost of sales	39,053	-		-		39,053

Gross Profit	15,507	-		-		15,507

Selling, general and administrative expenses	12,629	-		-		12,629
Equity income from Alliance Boots	-	326	2a	-		326

Operating Income	2,878	326		-		3,204

Interest expense, net	51	-		34	5a	85

Earnings Before Income Tax Provision	2,827	326		(34)		3,119
Income tax provision	1,053	65	2b	(13	) 6	1,105

Net Earnings	$1,774	$261		$(21)		$2,014

Net earnings per common share - basic	$2.04					$2.11
Net earnings per common share - diluted	$2.03					$2.10

Average shares outstanding	869.6					953.0
Dilutive effect of stock options	5.4					5.4

Average common shares and common share equivalents	875.0					958.4

See accompanying notes to the unaudited pro forma consolidated financial statements.

Walgreen Co. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Earnings

For the Year Ended August 31, 2011

(In US $ millions, except for per share data)

	Walgreen Co.	Equity Investment in Alliance Boots (Note 2)		Effects of Transaction		Pro Forma Consolidated
Net sales	$72,184	$-		$-		$72,184
Cost of sales	51,692	-		-		51,692

Gross Profit	20,492	-		-		20,492

Selling, general and administrative expenses	16,561	-		-		16,561
Gain on sale of business	434	-		-		434
Equity income from Alliance Boots	-	268	2a	-		268

Operating Income	4,365	268		-		4,633

Interest expense, net	71	-		45	5a	116

Earnings Before Income Tax Provision	4,294	268		(45)		4,517
Income tax provision	1,580	54	2b	(17	) 6	1,617

Net Earnings	$2,714	$214		$(28)		$2,900

Net earnings per common share - basic	$2.97					$2.90
Net earnings per common share - diluted	$2.94					$2.87

Average shares outstanding	915.1					998.5
Dilutive effect of stock options	9.4					9.4

Average common shares and common share equivalents	924.5					1,007.9

See accompanying notes to the unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Financial Statements

(Amounts are Presented in US $ Millions, unless otherwise stated)

1.	Equity Investment in Alliance Boots – Balance Sheet Adjustments

The investment in Alliance Boots will be accounted for using the equity method of accounting. The Company acquired its 45% investment in Alliance Boots through the payment of $4.0 billion in cash and the issuance of 83.4 million Company shares with a value of $3.0 billion based on the August 2, 2012 closing price of $35.75. As part of the investment, the Company received the call option, which allows it to acquire the remaining 55% in Alliance Boots in exchange for an additional £3.1 billion ($4.9 billion as of September 10, 2012) in cash as well as an additional 144.3 million Company shares, subject to certain specified adjustments. The call option can be exercised beginning six months prior to the third anniversary of the first step transaction (February 2, 2015) and ending on the third anniversary (August 2, 2015).

The following details the adjustments to the pro forma balance sheet:

(a)	Reflects the $4.0 billion cash portion of the consideration paid to the shareholders of Alliance Boots.

(b)	Reflects the Company’s equity method investment in Alliance Boots which was determined based on the preliminary allocation of the total purchase price of $7.0 billion to the equity method investment and the call option based on their relative fair values.

(c)	Reflects the Company’s call option to acquire the remaining 55% interest in Alliance Boots which was determined based on the preliminary allocation of the total purchase price of $7.0 billion to the equity method investment and the call option based on their relative fair values.

(d)	Reflects the increase in common stock and paid in capital resulting from the issuance of 2.8 million new shares and the issuance of 80.6 million shares from treasury stock.

As noted above, the transaction date fair value of $7.0 billion of consideration transferred, which consisted of a combination of cash and Company shares, was allocated to the equity method investment and call option. The preliminary allocation was based upon an independent appraisal of the preliminary fair values of the equity method investment and call option. The call option was valued using a Monte Carlo simulation using assumptions surrounding Walgreens equity value as well as the potential impacts of the certain provisions of the Purchase and Option Agreement dated June 18, 2012 by and among the Company, Alliance Boots and AB Acquisitions Holdings Limited that are described in the Form 8-K filed by the Company on June 19, 2012. The preliminary allocation resulted in $6.1 billion being allocated to the equity method investment and $0.9 billion being allocated to the call option based on their relative fair values.

Notes to Unaudited Pro Forma Consolidated Financial Statements

(Amounts are Presented in US $ Millions, unless otherwise stated)

2.	Equity Investment in Alliance Boots – Unaudited Pro Forma Consolidated Statement of Earnings Adjustments

(a)	The following table reflects the Company’s equity in the earnings of Alliance Boots, excluding Galenica and related amounts; the Company’s initial investment and the call option excludes Alliance Boots’ interest in Galenica, and the Company will not have any risks and rewards associated with, nor share in the profits of Galenica.

	Nine months ended May 31, 2012	Year ended August 31, 2011
Alliance Boots - IFRS Profit for the period in GBP (i)	£514	£521
IFRS to US GAAP Adjustments (see Note (4))	18	(29)
Profit attributable to non-controlling interests	(21)	(22)

Alliance Boots - US GAAP Profit in GBP	£511	£470

Alliance Boots - US GAAP Profit in USD (ii)	$807	$757
Walgreen Co.’s equity investment in Alliance Boots	45%	45%

Walgreen Co. equity income from Alliance Boots before step-up amortization	363	341
Amortization of equity method step–up (see Note (3))	(37)	(73)

Walgreen Co. equity income from Alliance Boots	$326	$268

(i)	Results from Alliance Boots are based on nine months ended June 30, 2012 and twelve months ended September 30, 2011, respectively.
(ii)	The translation from GBP (£) to USD ($) reflects the average exchange rate of £1 to $1.58 for the nine months ended June 30, 2012 and $1.61 for the year ended September 30, 2011.

(b)	The 20% provision represents the tax impact associated with the equity income from Alliance Boots assuming a statutory tax rate, net of foreign tax credits.

Notes to Unaudited Pro Forma Consolidated Financial Statements

(Amounts are Presented in US $ Millions, unless otherwise stated)

3.	Equity Method Step-Up

The unaudited pro forma consolidated balance sheet reflects the Company’s equity investment in Alliance Boots, excluding Galenica and related amounts. Under the equity method of accounting, the net assets acquired in the purchase form the basis of the Company’s investment in Alliance Boots. The difference between the Company’s acquired net assets and its 45% basis in the total historical net assets of Alliance Boots is required to be allocated to the fair value of the net assets acquired in order to determine the amount of income from the equity method investment. The Company’s investment is recorded as “Investment in Alliance Boots” in the unaudited pro forma consolidated balance sheet as follows:

Alliance Boots - Net assets in GBP	£5,241
IFRS to US GAAP Adjustments (see Note (4))	323
Net assets attributable to non-controlling interests	(275)

Alliance Boots - US GAAP Net Assets in GBP	£5,289

Alliance Boots - Net assets in USD (i)	$8,304
Walgreen Co.’s equity investment in the net assets of Alliance Boots	45%

Walgreen Co. equity investment in Alliance Boots	3,737
Adjustment for purchase price allocation (ii)	2,403

Walgreen Co. investment in Alliance Boots	6,140
Fair value of call option	866

Investment in Alliance Boots including call option	$7,006

(i)	The translation from GBP (£) to USD ($) reflects the exchange rate of £1 to $1.57 as of June 30, 2012.
(ii)	In order to recognize its investment in Alliance Boots and share of profits resulting from its investment in Alliance Boots, the Company had to account for adjustments to the underlying net assets resulting from preliminary purchase price allocations based on the respective fair value of the assets. The purchase price allocation is preliminary and there may be material changes upon finalization of the fair value assessment, including but not limited to possible reclassifications between definite and indefinite lived intangible assets. The following table summarizes the preliminary adjustments to reflect the net assets of Alliance Boots underlying the Company’s investment at fair value:

Inventory	$52
Investments in associates and joint ventures	171
Property and equipment	394
Other non-current assets: Intangible assets	3,022
Other non-current assets: Debt issuance costs	(148)
Deferred taxes	(1,264)
Goodwill	3,113

Total fair value adjustments	5,340
Walgreen Co.’s equity investment in the net assets of Alliance Boots	45%

Total	$2,403

The preliminary fair value adjustments to Other non-current assets: Intangible assets is comprised of definite lived intangible assets of $1.6 billion and indefinite lived intangible assets of $1.4 billion. The indefinite lived intangible assets are primarily related to certain trade names and pharmacy licenses. The definite lived intangible assets primarily relate to customer relationships.

Notes to Unaudited Pro Forma Consolidated Financial Statements

(Amounts are Presented in US $ Millions, unless otherwise stated)

The following table details the impact of these adjustments on the equity in earnings of Alliance Boots that the Company will reflect in its consolidated statements of earnings:

	Adjustment	Translated Adjustment	45% Equity Investment	Estimated remaining useful life (years)	Incremental amortization expense (i)
					May 31, 2012	August 31, 2011

Inventories	£33	$52	$23	< 1	$–	$23
Property and equipment	251	394	177	15	9	12
Other non-current assets	935	1,468	661	various	28	38

	£1,219	$1,914	$861		$37	$73

(i)	The inventories step-up is expensed as the acquired inventory is sold. The incremental amortization expense on property and equipment and definite lived intangible assets was calculated using the straight-line method over the estimated remaining useful life.

The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of the tangible and identifiable intangible assets acquired and liabilities assumed. An independent third-party appraiser assisted in performing a preliminary valuation of these assets and the purchase price allocation will be adjusted upon a final valuation. The final purchase price allocation may result in a material change in the fair value of the net assets acquired and consequently in the value of non-amortizable goodwill recognized as part of the Company’s investment in Alliance Boots. Any change in fair value adjustments, specifically any reallocation between definite and indefinite lived intangible assets, may result in a material change in the amortization shown above and, accordingly, in the Company’s share of profit from its equity investment in Alliance Boots.

Notes to Unaudited Pro Forma Consolidated Financial Statements

(Amounts are Presented in US $ Millions, unless otherwise stated)

4.	IFRS to US GAAP Adjustments and Foreign Currency Translation

The following table reflects the adjustments made to the Alliance Boots unaudited pro forma consolidated statement of earnings for the nine months ended June 30, 2012 to convert from IFRS to US GAAP and from British pounds sterling to US dollars using an exchange rate of $1.58 per pound:

	Alliance Boots Excluding Galenica and Related Amounts IFRS - GBP June 30, 2012	IFRS to US GAAP Adjustments- GBP June 30, 2012		Alliance Boots Excluding Galenica and Related Amounts US GAAP - GBP June 30, 2012	Alliance Boots Excluding Galenica and Related Amounts US GAAP - USD June 30, 2012
Revenue	£17,039	£605	(a)	£17,644	$27,878
Gross profit	3,655	21	(b)	3,676	5,809
Profit for the period	514	18	(c)	532	842

(a)	Adjustments relate to:
-	Reclassification of £418 million of revenue of operations disposed of in the period not meeting the definition of discontinued operations under US GAAP since Alliance Boots retained an equity stake.
-	£195 million of revenue for entities accounted for as associates under IFRS, which are consolidated under US GAAP.
-	All other adjustments reduce revenue £8 million.

(b)	Adjustments relate to:
-	Reclassification of £20 million of gross profit for operations disposed of in the period not meeting the definition of discontinued operations under US GAAP since Alliance Boots retained an equity stake.
-	£11 million of gross profit of entities accounted for as associates under IFRS, which are consolidated under US GAAP.
-	All other adjustments reduce gross profit £10 million.

(c)	Adjustments relate to:
-	£66 million in after tax effect of gains recognized in equity under IFRS on the movement in fair value derivative financial instruments taken out for hedging purposes which meet hedge accounting requirements under IFRS, which do not under US GAAP.
-	Reversal of £15 million loss on disposal of operations subsequently accounted for as associates under IFRS, which are consolidated under US GAAP.
-	Reversal of £39 million in deferred tax credits relating to a reduction in tax rates that are recognized under IFRS when substantively enacted, which are recognized under US GAAP when formally enacted.
-	After tax effect of the deferral of £20 million in negative past service pension costs recognized within operating costs under IFRS, which under US GAAP are initially recognized within retained earnings and amortized.
-	All other adjustments reduce profit for the period £4 million.

Notes to Unaudited Pro Forma Consolidated Financial Statements

(Amounts are Presented in US $ Millions, unless otherwise stated)

The following table reflects the adjustments made to the Alliance Boots consolidated statement of earnings for the year ended September 30, 2011 to convert from IFRS to US GAAP and from British pounds sterling to US dollars:

	Alliance Boots Excluding Galenica and Related Amounts IFRS - GBP September 30, 2011	IFRS to US GAAP Adjustments - GBP September 30, 2011		Alliance Boots Excluding Galenica and Related Amounts US GAAP - GBP September 30, 2011	Alliance Boots Excluding Galenica and Related Amounts US GAAP - USD September 30, 2011
Revenue	£22,232	£792	(a)	£23,024	$37,069
Gross profit	4,743	21	(b)	4,764	7,670
Profit for the period	521	(29)	(c)	492	791

(a)	Adjustments relate to:
-	Reclassification of £783 million of revenue for operations disposed of in the period not meeting the definition of discontinued operations under US GAAP since Alliance Boots retained an equity stake.
-	All other adjustments increase revenue £9 million.

(b)	Adjustments relate to:
-	Reclassification of £14 million of gross profit for operations disposed of in the period not meeting the definition of discontinued operations under US GAAP since Alliance Boots retained an equity stake.
-	All other adjustments increase gross profit £7 million.

(c)	Adjustments relate to:
-	£34 million after tax effect of losses recognized in equity under IFRS for the movement in fair value derivative financial instruments taken out for hedging purposes that meet hedge accounting requirements under IFRS, which do not under US GAAP.
-	After tax effect of the deferral of £4 million in negative past service pension costs recognized within operating costs under IFRS, which under US GAAP are initially recognized within retained earnings and amortized.
-	£10 million of finance income of entities not consolidated under IFRS, which are under US GAAP.
-	All other adjustments reduce profit for the period £1 million.

Notes to Unaudited Pro Forma Consolidated Financial Statements

(Amounts are Presented in US $ Millions, unless otherwise stated)

The following table reflects the adjustments made to the Alliance Boots consolidated balance sheet as of June 30, 2012 to convert from IFRS to US GAAP and from British pounds sterling to US dollars:

	Alliance Boots Excluding Galenica and Related Amounts IFRS June 30, 2012	IFRS to US GAAP Adjustments June 30, 2012		Purchase Price Allocation June 30, 2012	Alliance Boots Excluding Galenica and Related Amounts with Purchase Price Allocation US GAAP - GBP June 30, 2012	Alliance Boots Excluding Galenica and Related Amounts with Purchase Price Allocation US GAAP - USD June 30, 2012
Current assets	£5,409	£452	(a)	£52	£5,913	$9,283
Non-current assets	12,914	59	(b)	6,552	19,525	30,654

Total assets	£18,323	£511		£6,604	£25,438	$39,937

Current liabilities	£4,282	£357	(c)	£-	£4,639	$7,283
Non-current liabilities	8,800	(169)	(d)	1,264	9,895	15,535

	13,082	188		1,264	14,534	22,818
Total equity	5,241	323		5,340	10,904	17,119

	£18,323	£511		£6,604	£25,438	$39,937

(a)	Adjustments relate to:
-	£272 million in assets of entities accounted for as associates under IFRS, which under US GAAP are consolidated as subsidiaries.
-	£177 million in factored trade receivables derecognized under IFRS, which are recognized under US GAAP.
-	All other adjustments increase current assets £3 million.

(b)	Adjustments relate to:
-	Deferred financing fees of £94 million netted against related borrowings under IFRS, which are recorded as an asset under US GAAP.
-	£84 million of leases classified as operating under IFRS, which are classified as capital under US GAAP.
-	Elimination of £173 million of notes from entities not consolidated under IFRS, which are consolidated under US GAAP.
-	All other adjustments increase non-current assets £54 million.

(c)	Adjustments relate to:
-	Current liabilities of £263 million of operations accounted for as associates under IFRS, which under US GAAP are consolidated as subsidiaries.
-	Liability corresponding to the reversal of factored trade receivables of £177 million derecognized under IFRS, which are recognized under US GAAP.
-	£97 million reduction in liability for income deferred on loyalty programs.
-	All other adjustments increase current liabilities £14 million.

(d)	Adjustments relate to:
-	Derecognition of £203 million in borrowings acquired by entities not consolidated under IFRS, which are consolidated under US GAAP.
-	Derecognition of £201 million of future dividend liability and put option obligations held by non-controlling interests which do not meet the definition of a liability under US GAAP.
-	Recognition of £83 million in lease obligations for leases classified as operating under IFRS, which are classified as capital under US GAAP.
-	Reversal of £67 million of deferred financing fees netted against related borrowings under IFRS, which are recorded as an asset under US GAAP.
-	Reversal of £57 million in deferred tax credits relating to a reduction in tax rates that are recognized under IFRS when substantively enacted, which are only recognized under US GAAP when formally enacted.
-	All other adjustments reduce non-current liabilities £28 million.

5.	Effects of the Transaction

To finance a portion of the first step transaction, the Company entered into a $3.0 billion bridge term loan with various financial institutions. This pro forma adjustment related to the financing consists of the following:

(a)	Adjustment to reflect the incremental interest expense under the bridge loan for the nine months ended May 31, 2012 and for the year ended August 31, 2011 as if the loan had been obtained as of September 1, 2010. The interest adjustment was estimated using an effective interest rate of 1.496%, which was based on the one month LIBOR plus a margin spread as charged in the bridge loan agreement.

6.	Income Taxes

The income tax benefit reflects the tax impact of adjustments to the unaudited pro forma consolidated statements of earnings which were tax affected at the combined U.S. federal and state statutory rate of 37.8% applied by the Company.

Notes to Unaudited Pro Forma Consolidated Financial Statements

(Amounts are Presented in US $ Millions, unless otherwise stated)

7.	Pro Forma Earnings Per Share

Pro forma earnings per share for the nine month period ended May 31, 2012 and the twelve month period ended August 31, 2011, have been recalculated to show the impacts of the Transaction on a constant diluted and basic outstanding share basis, assuming shares issued in connection with the Transaction have been outstanding at the beginning of both periods presented.

The following table presents pro forma earnings per share for the period ended May 31, 2012:

	Walgreen Co. (Reported)	Recalculated EPS with Additional Shares(1)	Equity Investment in Alliance Boots	Effects of Transaction	Pro Forma Consolidated

Net Earnings	$1,774	$1,774	$261	$(21)	$2,014

Net Earnings per Common Share – basic	$2.04	$1.86	$0.27	$(0.02)	$2.11
Net Earnings per Common Share – diluted	$2.03	$1.85	$0.27	$(0.02)	$2.10

Basic shares	869.6	953.0	953.0	953.0	953.0
Diluted shares	875.0	958.4	958.4	958.4	958.4

The following table presents earnings per share for the period ended August 31, 2011:

	Walgreen Co. (Reported)	Recalculated EPS with Additional Shares(1)	Equity Investment in Alliance Boots	Effects of Transaction	Pro Forma Consolidated

Net Earnings	$2,714	$2,714	$214	$(28)	$2,900

Net Earnings per Common Share – basic	$2.97	$2.72	$0.21	$(0.03)	$2.90
Net Earnings per Common Share – diluted	$2.94	$2.69	$0.21	$(0.03)	$2.87

Basic shares	915.1	998.5	998.5	998.5	998.5
Diluted shares	924.5	1,007.9	1,007.9	1,007.9	1,007.9

(1)	Reported earnings per share is adjusted to reflect the 83.4 million shares issued in conjunction with the Alliance Boots transaction.